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                                                                     EXHIBIT 5.2

                                  July 18, 2001

Sprint Corporation
2330 Shawnee Mission Parkway
Kansas City, Missouri  66205

     Re: Shelf-Registration Statement on Form S-3 including, among others, Debt Securities
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Ladies and Gentlemen:

         We have acted as counsel to Sprint Corporation, a Kansas corporation (the "Company"), and Sprint Capital Corporation, a Delaware corporation ("Sprint Capital"), in connection with the preparation of a shelf-registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, under which
(i) the Company may offer from time to time debt securities (the "Sprint Debt Securities"), convertible subordinated debt securities (the "Convertible Debt Securities"), convertible preferred stock, stock purchase contracts (the "Stock Purchase Contracts"), equity units (the "Equity Units") and PCS common stock, series 1, and (ii) Sprint Capital may offer from time to time debt securities (the "Sprint Capital Debt Securities" and, together with the Sprint Debt Securities, the "Debt Securities") unconditionally guaranteed by the Company; provided that the aggregate initial offering price of the securities that may be offered and sold under the Registration Statement shall not exceed $4,000,000,000.

         In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indentures relating to the Debt Securities, which have been filed as exhibits to the Registration Statement (the "Senior Indentures"), have been duly authorized by all requisite action by each party thereto other than the Company and Sprint Capital, and that the Senior Indentures have been duly executed and delivered by, and are valid and binding agreements of, such parties other than the Company, enforceable against such other parties in accordance with their respective terms. We have also assumed that when the Indenture relating to the Convertible Debt Securities (the "Convertible Indenture") and the Stock Purchase Contracts are executed and delivered by the parties thereto, the execution and delivery of, and the performance of all obligations under, such documents will have been duly authorized

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Sprint Corporation
July 18, 2001
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by all requisite action by the parties thereto, and such documents will be valid and binding agreements of the such parties, enforceable against such parties (other than the Company) in accordance with their terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

              (1) The Senior Indentures have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

              (2) The Senior Indenture to which Sprint Capital is a party has been duly authorized, executed and delivered by Sprint Capital and constitutes a valid and binding obligation of Sprint Capital enforceable against Sprint Capital in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

              (3) The form of Convertible Indenture has been duly authorized and, when executed and delivered by the Company, the Convertible Indenture will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

              (4) The Debt Securities and Convertible Debt Securities, when (i) the definitive terms and provisions thereof have been established in accordance with the Senior Indentures or Convertible Indenture, as applicable, and (ii) executed and delivered by the Company and authenticated by the applicable trustee pursuant to the applicable Indenture and delivered and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company or Sprint Capital, as the case may be, enforceable against the Company or Sprint Capital, as the case may be, in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

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Sprint Corporation
July 18, 2001
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              (5) The Stock Purchase Contracts, when (i) the underwriting or similar agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered by the parties thereto, (ii) board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof and (iii) the Stock Purchase Contracts have been delivered and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

              (6) The Equity Units, when (i) the underwriting or similar agreement for the Equity Units has been duly authorized, executed and delivered by the parties thereto, (ii) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Equity Units and to authorize and approve the issuance thereof and (iii) the Equity Units have been delivered and paid for by the purchasers thereof, the Equity Units will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                          Very truly yours,

                                                          /s/ King & Spalding